Exhibit 2.2

AGREEMENT OF MERGER

This Agreement of Merger is entered into between Sysorex Acquisition Corporation, a California corporation (herein “Disappearing Corporation”) and Lilien Systems, a California corporation (herein “Surviving Corporation”).

1.     Disappearing Corporation shall be merged into Surviving Corporation.

2.     The 100 shares of common stock of Disappearing Corporation outstanding immediately prior to the merger, all of which are held by Sysorex Global Holdings Corp., a Nevada corporation, the parent of Disappearing Corporation (“Parent”) shall be converted into an equal number of shares of the Surviving Corporation.

3.     The 3,950,000 shares of common stock of Surviving Corporation outstanding immediately prior to the merger, all of which are held by Lilien LLC, a Delaware limited liability company (“Shareholder”) shall be cancelled in consideration for the issuance to the Shareholder of 6,000,000 shares of common stock of Parent.

4.     Disappearing Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

5.     The effect of the merger and the effective date of the merger shall be March 20, 2013.

IN WITNESS WHEREOF the parties have executed this Agreement

Surviving Corporation:		Disappearing Corporation:
Lilien Systems, a California corporation		Sysorex Acquisition Corporation, a California corporation

By:	/s/ Geoffrey Lilien	By:	/s/ Nadir Ali
	Geoffrey Lilien, President		Nadir Ali, President

By:	/s/ Geoffrey Lilien	By:	/s/ Wendy Loundermon
	Geoffrey Lilien, Secretary		Wendy Loundermon, Secretary

OFFICER’S CERTIFICATE OF APPROVAL OF MERGER

Geoffrey Lilien certifies that:

1.     He is the President and the Secretary of Lilien Systems, a California corporation (the “Corporation”).

2.     The principal terms of the Agreement of Merger to which this Certificate of Merger is attached (the “Merger Agreement”) were duly approved by the Board of Directors and by the shareholders of the Corporation by a vote that equaled or exceeded the vote required.

3.     There is only one class of shares outstanding and the number of shares outstanding entitled to vote on the merger is 3,950,000. A vote of more than 50% of the outstanding shares was required to approve the merger and the principal terms of the Merger Agreement.

4.     The shareholder approval was by the holders of one hundred percent (100%) of the outstanding shares of the Corporation.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated: March 20, 2013	By:	/s/ Geoffrey Lilien
Geoffrey Lilien, President

Dated: March 20, 2013	By:	/s/ Geoffrey Lilien
Geoffrey Lilien, Secretary

OFFICER’S CERTIFICATE OF APPROVAL OF MERGER

Nadir Ali and Wendy Loundermon certify that:

1.     Nadir Ali is the President and Wendy Loundermon is the Secretary of Sysorex Acquisition Corporation, a California corporation (the “Corporation”).

2.     The principal terms of the Agreement of Merger to which this Certificate of Merger is attached (the “Merger Agreement”) were duly approved by the Board of Directors and by the shareholders of the Corporation by a vote that equaled or exceeded the vote required.

3.     There is only one class of shares outstanding and the number of shares outstanding entitled to vote on the merger is 100. A vote of more than fifty percent (50%) of the outstanding shares was required to approve the merger and the principal terms of the Merger Agreement.

4.     The shareholder approval was by the holders of one hundred percent (100%) of the outstanding shares of the Corporation.

5.     Common stock of Sysorex Global Holdings Corp., a Nevada corporation, the parent of the Corporation (the “Parent”) is to be issued in the merger and the no vote of the shareholders of Parent was required in connection with the issuance by Parent of such common stock.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

By:	Nadir Ali
Nadir Ali, President

Date: March 20, 2013

By:	Wendy Loundermon
Wendy Loundermon, Secretary

Date: March 20, 2013